COMPENSATION AGREEMENT


         THIS COMPENSATION AGREEMENT (this "Agreement"), dated as of the 1st day of May, 1997, is by and between uPACS, L.L.C., a New Jersey limited liability company (the "LLC"), ANDREW GARRETT, INC., a New York corporation ("Andrew Garrett") and DREW SYCOFF, an individual with an address c/o Andrew Garrett, 310 Madison Avenue, Suite 406, New York, New York 10017 ("Sycoff").

                  WHEREAS, Andrew Garrett and Sycoff have been instrumental in finding an investor for the LLC; and

                  WHEREAS, the LLC proposes to compensate Andrew Garrett and Sycoff for services to the LLC;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

                  1. Payment of Commission. The LLC hereby agrees to pay to Andrew Garrett a commission equal to ten percent (10%) of the aggregate amount that Jesse Upchurch contributes as an initial capital contribution to the LLC which amount shall be payable to Andrew Garrett within ten (10) days from the date that the LLC receives each of the initial capital contributions from Jesse Upchurch.

                  2. Payment of Expenses. The LLC hereby agrees to pay to Andrew Garrett and amount equal to three percent (3%) of the aggregate amount that Jesse Upchurch contributes to the LLC which amount shall be payable to Andrew Garrett within ten (10) days from the date that the LLC receives one or more capital contributions from Jesse Upchurch, in consideration of Andrew Garrett's expenses of effecting the location of funding for the LLC and its review of all related documents.

                  3. Royalties. During the Term of the License and Services Agreement between Base Ten Systems, Inc. ("Base Ten") and the LLC dated as of May 1, 1997 (the "Services Agreement") and after such time as Jesse Upchurch has received 150% of his initial capital contribution to the LLC, the LLC shall pay to Sycoff and amount equal to 37% of "Royalties" (as defined in the Services Agreement).

                  4. Miscellaneous.

                        (a) Expenses of the LLC. All payments under this Agreement are expenses of the LLC and therefore do not make Andrew Garrett or Sycoff members of the LLC.

                        (b) Notices. All notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed to the party to whom such notice is required or permitted to be given or to such other person or address as may be designated by notice given in accordance with this Section 4(b). All notices shall be deemed to have been given when mailed.

                        (c) Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no party may transfer or assign its rights or delegate its performance hereunder without the prior written consent of the other party. This Agreement shall be for the sole benefit of the parties and their respective successors and assigns, and shall not be construed to provide any benefits to any third parties.

                        (d) Entire Agreement. This Agreement constitutes the entire agreement and sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, and may not be modified, amended or terminated except by mutual consent of the parties by a written agreement specifically referring to this Agreement and signed by the parties.

                        (e) Governing Law. This Agreement shall be governed by and construed in accordance with internal laws of the State of New Jersey applicable to contracts made and to be performed therein.

                        (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, but all of which taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  uPACS, L.L.C.
                                  By Base Ten Systems, Inc., a Member


                                  By: /s/ Myles M. Kranzler
                                      ----------------------------
                                      Myles M. Kranzler, President


                                  ANDREW GARRETT, INC.

                                  By:  /s/ Andrew Sycoff
                                       ---------------------------
                                       Andrew Sycoff


                                      /s/ Andrew Sycoff
                                      ----------------------------
                                          ANDREW SYCOFF